                                                                      EXHIBIT 11


Russian Wireless Telephone Company, Inc.
(formerly Telcom Group, USA)
Computation of Earnings (Loss) Per Share

         Month of                                          Weighted Average
         Issuance For                      Number of      Shares Outstanding
         F/S Purposes                       Shares        1996           1995
--------------------------------------------------------------------------------
Common Stock at January 1, 1995           4,536,876       4,536,876      4,536,876

January '95                                 600,000         600,000        600,000
May '95                                  (2,663,876)     (2,663,876)    (1,553,928)
April '95                                   300,000         300,000        200,000
May '95                                    (800,000)       (800,000)      (466,667)
August '95                                 (488,000)       (466,000)      (462,667)


February '96                                300,000         275,000
December '96                                450,000         450,000        450,000

                                          ---------       ---------      ---------
Weighted Average shares                   2,235,000       2,210,000      3,603,614
                                          =========       =========      =========


                  Net        Weighted       Net (Loss)
YEAR            (Loss)      Avg Shares      Per Share
------------------------------------------------------
1995          (1,227,502)    3,603,614        (0.34)
1996          (1,470,878)    2,210,000        (0.67)

                                                           Weighted Average
                                                          Shares Outstanding
         Month of                                            6 Months Ended
         Issuance For                      Number of    June 30,     June 30,
         F/S Purposes                       Shares        1997         1996
--------------------------------------------------------------------------------
Common Stock at January 1, 1996           1,485,000     1,485,000     1,485,000

February 1996                               300,000       300,000       200,000
December 1996                               450,000       450,000            --
February 1997                               750,000       580,110            --
                                          ---------     ---------     ---------
Weighted Average Shares                   2,985,000     2,815,110     1,685,000
                                          =========     =========     =========


                                           Net        Weighted       Net (Loss)
6 MONTHS ENDED                           (Loss)    Average Shares    Per Share
-------------------------------------------------------------------------------
June 30, 1996                            (308,642)    1,685,000        (0.18)
June 30, 1997                          (7,835,118)    2,815,110        (2.78)